Exhibit 10.1

REDEMPTION AND RELEASE AGREEMENT

This Redemption and Release Agreement (this “Agreement”) is entered into as of January 31, 2006 (the “Effective Date”), by and among International Business Associates Holding Co., Ltd., a British Virgin Islands company (“IBAH”), International Business Associates (USA), Inc., a Delaware corporation (“IBA USA”), International Business Associates, Ltd., an exempt Turks and Caicos company (the “Company”), John Kean, Jr., and Stanley J. Brownell (together with Mr. Kean, the “Stockholders”).

WHEREAS, IBAH owns (i) 12,500 Preferred Shares, (ii) the Warrant, and (iii) 24 shares of IBA USA Common Stock;

WHEREAS, the Stockholders own 26 shares of Common Stock, being all of the issued and outstanding Common Stock and all of the issued and outstanding ownership interests in the Company other than the 12,500 Preferred Shares owned by IBAH;

WHEREAS, IBAH and the Company desire to restructure their relationship on the terms and conditions set forth herein;

WHEREAS, the Company, IBA USA, IBAH, and the Stockholders each desire to effect the Redemption and to settle and compromise fully and finally any and all disputes, controversies, entitlements, and claims that IBAH may have against the Company, IBA USA, or the Stockholders or that the Company, IBA USA, or the Stockholders may have against IBAH, on the terms and conditions set forth herein.

WHEREAS, capitalized terms used in this Agreement are used as defined on ATTACHMENT A to this Agreement, unless the context otherwise requires.

NOW, THEREFORE, in consideration of the promises, covenants, and agreements contained herein, the parties agree as follows:

1.     Redemption.

1.1           Redemption.  Subject to the terms and conditions set forth in this Agreement, IBAH agrees to sell to the Company, and the Company agrees to purchase and redeem from IBAH, 7,500 Preferred Shares and the Warrant, and IBAH agrees to sell to IBA USA, and IBA USA agrees to purchase and redeem from IBAH, 24 shares of IBA USA Common Stock.

1.2           Closing.

(a)           The closing of the Redemption (the “Closing”) shall be effective as of the Effective Date.

(b)           (IBAH’s Deliveries)  At Closing, IBAH shall deliver to the Company and to IBA USA:

(i)                                     One or more share certificates evidencing 7,500 Preferred Shares, together with a stock power executed in blank;

(ii)                                  One or more share certificates evidencing 24 shares of IBA USA Common Stock held by IBAH accompanied by a stock power executed in blank;

(iii)                               The Warrant;

(iv)                              Resignation letters executed by Alan Quasha and Elmer Johnston whereby such persons resign from their positions as directors of the Company and IBA USA; and

(v)                                 Copies of minutes or consents of the Board of Directors of IBAH authorizing IBAH’s execution, delivery and performance of this Agreement.

(c)           (The Company’s Deliveries)  At Closing, the Company and IBA USA shall deliver to IBAH:

(i)                                     US$7,500,000 by wire transfer of immediately available funds to an account or accounts designated by IBAH;

(ii)                                  to the extent that the stock certificates delivered by IBAH evidence ownership of an amount in excess of 7,500 Preferred Shares, a replacement stock certificate issued by the Company in the name of IBAH evidencing such excess number of Preferred Shares;

(iii)                               Copies of minutes or consents of the Company’s Board of Directors authorizing the Company’s execution, delivery and performance of this Agreement by the Company; and

(iv)                              Copies of minutes or consents of IBA USA’s Board of Directors authorizing IBA USA’s execution, delivery and performance of this Agreement.

(d)           (Mutual Deliveries)  IBAH, the Company and IBA USA shall have executed and mutually delivered a Confidentiality Agreement substantially in the form attached to this Agreement as ATTACHMENT B.

1.3           Termination and Modification of Agreements.  From and after the Closing, except as otherwise set forth in this Agreement or any agreement, instrument, or document executed in connection herewith or delivered at Closing, all agreements between IBAH and its affiliates, on the one hand, and the Company, IBA USA, the Stockholders, and their respective affiliates, on the other hand, shall be terminated.  Without limiting the generality of the foregoing, the Warrant and that certain letter agreement dated September 10, 2004, between the Company and Harken shall be terminated and of no further force or effect from and after the Closing.

2.     Releases.

2.1           IBAH Release.

(a)           IBAH and Harken hereby acknowledge that, in consideration for the Redemption and the releases contained herein made by the Company, IBA USA, and the Stockholders, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, from and after the Closing, IBAH and Harken hereby fully, finally, and completely releases each of the Company, IBA USA, the Stockholders, and their respective predecessors, successors, subsidiaries, affiliates, owners, partners (both general and limited), stockholders, officers, directors, employees, agents, attorneys, representatives and representatives of each of them (the “Company Released Parties”), of and from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with, facts or events occurring on or before the Closing, including as a stockholder of the Company; provided, however, that neither IBAH nor Harken is not releasing any claims for breach of any representation, warranty, covenant or agreement of this Agreement or any agreement, instrument, or document executed or delivered in connection with the Closing by any Company Released Parties.  IBAH and Harken agree that this Agreement includes a release of any negligence claims, contractual claims for breach or default, and any claims for any alleged breach of fiduciary duties owed by the Company, IBA USA, the Stockholders, or any of the other Company Released Parties in any capacity, and any related attorneys’ fees and costs, if any, that IBAH or Harken may have against the Company, IBA USA, the Stockholders, or any other Company Released Parties.  IBAH and Harken waive and release the Company Released Parties from each and every claim that this Agreement was procured by fraud or signed under duress or coercion so as to make this release not binding.  IBAH and Harken understand and agree that by signing this Agreement they are giving up the right to pursue legal claims that it may have against any of the Company Released Parties.

(b)           The release set forth in this Section 2.1 is intended as a release of all claims against the Company Released Parties, whether now known or unknown.  In furtherance thereof, IBAH and Harken expressly waive any right or claim of right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight, error or otherwise, been omitted from the terms of this Agreement.  IBAH and Harken make this waiver with full knowledge of their rights, after consulting with legal counsel, and with specific intent to release both their known and unknown claims.

(c)           IBAH and Harken hereby represent and warrant that neither IBAH nor Harken has assigned or otherwise transferred to any other person or entity any interest in any claim, action, demand and/or cause of action it has, or may have, or may claim to have in connection with the matters released hereby and/or the persons and entities released herein, and hereby agrees to indemnify and hold harmless all persons or entities hereby released from any and all injuries, harm, damages, penalties, costs, losses, expenses and/or liability or other detriment including all reasonable attorneys’ fees incurred as a result of any and all claims, actions, demands, and/or causes of action of whatever nature or character that may hereafter be asserted against any of the Company Released Parties by any person or entity claiming by, through or under IBAH or Harken by virtue of such an assignment or other transfer.

2.2           Company Release.

(a)           The Company, IBA USA, and the Stockholders (collectively, the “Releasing Parties”) hereby acknowledges that in consideration for the releases contained herein made by IBAH and Harken, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, from and after the Closing, the Releasing Parties hereby fully, finally, and completely release IBAH, Harken, and their respective predecessors, successors, subsidiaries, affiliates, owners, partners (both general and limited), stockholders, officers, directors, employees, agents, attorneys, representatives and representatives of each of them (the “IBAH Released Parties”), of and from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with, facts or events occurring on or before the Closing, including as an employee, director or stockholder of the Company or IBA USA; provided, however, that the Releasing Parties are not releasing hereby any claim for breach of any representation, warranty, covenant or agreement of this Agreement or any agreement, instrument, or document executed or delivered in connection with the Closing by any IBAH Released Parties.  The Releasing Parties agree that this Agreement includes a release of any negligence claims, contractual claims for breach or default, and any claims for any alleged breach of fiduciary duties owed by IBAH, Harken or any of the other IBAH Released Parties in any capacity, and any related attorneys’ fees and costs, if any, that the Releasing Parties may have against IBAH, Harken or any other IBAH Released Parties.  The Releasing Parties waive and release the IBAH Released Parties from any claim that this Agreement was procured by fraud or signed under duress or coercion so as to make this release not binding.  The Releasing Parties understand and agree that by signing this Agreement they are jointly and severally giving up the right to pursue any legal claim that they may have against any of the IBAH Released Parties.

(b)           The release set forth in this Section 2.2 is intended as a release of all claims against the IBAH Released Parties, whether now known or unknown.  In furtherance thereof, the Releasing Parties expressly waive any right or claim of right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight, error or otherwise, been omitted from the terms of this Agreement.  The Releasing Parties make this waiver with full knowledge of their respective rights, after consulting with legal counsel, and with specific intent to release all of their respective known and unknown claims.

(c)           The Releasing Parties hereby represent and warrant that they have not assigned or otherwise transferred to any other person or entity any interest in any claim, action, demand and/or cause of action they have, or may have, or may claim to have in connection with the matters released hereby and/or the persons and entities released herein, and hereby agree, jointly and severally, to indemnify and hold harmless all persons or entities hereby released from any and all injuries, harm, damages, penalties, costs, losses, expenses and/or liability or other detriment including all reasonable attorneys’ fees incurred as a result of any and all claims, actions, demands, and/or causes of action of whatever nature or character that may hereafter be asserted against any of the IBAH Released Parties by any person or entity claiming by, through or under the Releasing Parties by virtue of such an assignment or other transfer.

3.     Certain Covenants and Agreements.  IBAH, IBA USA, the Company and the Stockholders hereby covenant and agree with each other as follows:

3.1           Financial Statements.

(a)           The Company and IBA USA shall reasonably cooperate with IBAH, its parent company, and their auditors in IBAH’s 2005 fiscal year end audit and the preparation of IBAH’s 2005 fiscal year end audited financial statements.

(b)           If and so long as IBAH holds of record any of the capital stock of the Company, the Company shall provide to IBAH on or before the 20th day of April, July, October, and January, in respect of the immediately preceding calendar quarter, quarterly and year-to-date consolidated income statements and balance sheets through December 31, 2006, and, in January, the year end financial statements for the preceding year.

3.2           Management.                If and so long as IBAH holds of record any of the capital stock of the Company, the Company and IBA USA shall continue to operate their respective businesses through the earlier to occur of December 31, 2006, or a Conversion Event (defined below), consistent in all respects with the management guidelines set forth in “Exhibit A” to the Stockholders Agreement.

3.3           Certain Liabilities.  IBAH shall indemnify the Company, IBA USA, and the Stockholders from and against any obligation that may arise or may have arisen under that certain Fee Agreement between Emerging Markets Group and the Company dated September 8, 2004, to pay fees to Emerging Markets Group.

3.4           Cooperation.  IBAH, at its own expense, shall reasonably cooperate in good faith with the Company in its efforts to find new sources of capital funding.

3.5           Additional Redemption.

(a)           At any time from and after the Closing until December 31, 2006, subject to the terms and conditions of this Agreement, the Company shall have the right, at its sole option, to redeem all, but not less than all, of the Preferred Shares held by IBAH for cash consideration equal to US $5,000,000.  The Company shall give IBAH written notice (the “Redemption Notice”) of its intention to redeem the Preferred Shares, which notice shall state the date for such redemption.  Such date shall be not more than sixty (60) and not less than twenty (20) days from the date the Redemption Notice is received by IBAH.

(b)           At the closing for any such redemption of such Preferred Shares, IBAH shall surrender to the Company the certificates evidencing such Preferred Shares, duly endorsed in blank or accompanied by an appropriate stock power executed in blank, in exchange for US $5,000,000 paid by wire transfer of immediately available funds to an account or accounts designated by IBAH.

3.6           Conversion.  At any time that IBAH holds of record any Preferred Shares, if the Company shall have received cash proceeds of not less than US $2,000,000 through, or as a result of, any investment in the Company or any financing, recapitalization, reorganization, or sale of capital stock of the Company (or any rights thereto) (a “Conversion Event”), the Company shall immediately convert IBAH’s Preferred Shares into a number of shares of Common Stock equal to nineteen (19%) percent (on a fully diluted basis after issuance of such Common Stock to IBAH) of the Company’s total outstanding and issued Common Stock.  Upon any such conversion, IBAH shall surrender one or more share certificates evidencing IBAH’s ownership of its Preferred Shares, and the Company shall deliver to IBAH share certificates evidencing the shares of Common Stock issued to IBAH.  For as long as the Preferred Shares are outstanding, the foregoing conversion obligation shall be in addition to the mandatory redemption obligations set forth in Section 3 of the Terms of Issuance of the Preferred Shares.

4.     Representations and Warranties of IBAH.  IBAH represents and warrants to the Company, IBA USA and the Stockholders as follows:

4.1           Ownership.  IBAH owns the Redeemed Securities beneficially and of record free and clear of all liens, claims, encumbrances, proxies and restrictions of any kind or nature whatsoever, except restrictions on transfer imposed by applicable securities laws and the Stockholders Agreement.  Except for the Stockholders Agreement, there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of the Redeemed Securities, nor any outstanding securities convertible into or exchangeable for any of the Redeemed Securities.

4.2           Authority.  Upon the execution and delivery by IBAH of this Agreement and the other agreements contemplated hereby, this Agreement and the other agreements contemplated hereby will constitute the legal, valid, and binding obligations of IBAH.  IBAH has the right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  IBAH is not, nor will be, required to obtain any consent from any person in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby, the consummation or performance of any of the transactions contemplated hereby or thereby, or the sale and delivery of the Redeemed Securities or termination of the Warrant.

5.     Representations and Warranties of the Company.  The Company and IBA USA represent and warrant to IBAH as follows:

5.1           Capital Structure.  The Company’s authorized capital stock (immediately prior to Closing) is US$5,000 divided in 4,000 shares of Common Stock, of which 26 shares are currently issued and outstanding, and 100,000 shares of par value US$0.01 each, of which 12,500 shares have been designated as the Preferred Shares and are outstanding.  The 26 outstanding shares of Common Stock and the 12,500 Preferred Shares represent all of the outstanding equity interests in the Company.  There are no outstanding or authorized options, warrants (other than the Warrant), purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company.  The Company has no obligation of any kind to issue any additional equity interests in the Company to any person.

5.2           Authority.  Upon the execution and delivery by the Company of this Agreement and the other agreements contemplated hereby, this Agreement and the other agreements contemplated hereby will constitute the legal, valid, and binding obligations of the Company.  The Company has the right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  The Company is not, nor will be, required to obtain any consent from any person in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby, the consummation or performance of any of the transactions contemplated hereby or thereby, or the redemption of the Redeemed Securities.

6.     Representations and Warranties of the Stockholders.  Each Stockholder, severally for himself only, represents and warrants to IBAH as follows:

6.1           Ownership.  Such Stockholder owns 13 shares of Common Stock free and clear of all liens, claims, encumbrances, proxies and restrictions of any kind or nature whatsoever, except those imposed by applicable securities laws and the Stockholders Agreement.  Except for the Stockholders Agreement, there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such Stockholder’s Common Stock, nor any outstanding securities convertible into or exchangeable for any of such Stockholder’s Common Stock.

6.2           Authority.  Upon the execution and delivery by such Stockholder of this Agreement and the other agreements contemplated hereby, this Agreement and the other agreements contemplated hereby will constitute the legal, valid, and binding obligations of such Stockholder.  Such Stockholder has the right, power, and authority to execute and deliver this Agreement and to perform his obligations under this Agreement.  Such Stockholder is not, nor will be, required to obtain any consent from any person in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby, the consummation or performance of any of the transactions contemplated hereby or thereby.

7.     Amendments to Stockholders Agreement.  The Stockholders Agreement shall remain in full force and effect, as hereby amended effective as of the Effective Date.  The Stockholders Agreement is hereby amended as follows:

7.1           Ownership.  Section 1.1 of the Stockholders Agreement is hereby amended to read in its entirety as follows:

(a)           Ownership. Without the consent of the Purchaser, at any time that any shares of the Company’s Series A Preferred shall remain outstanding, the Founders shall not acquire, by purchase or otherwise, ownership of capital stock representing more than eighty-one percent (81%) of the outstanding shares of capital stock of the Company, on a Fully Diluted Basis, except in accordance with this Agreement. Without the consent of the Founders and subject to the terms and conditions of that certain Redemption and Release Agreement dated January 31, 2006, at any time that any shares of the Company’s Series A Preferred shall remain outstanding, the Purchaser shall not acquire, by purchase or otherwise, ownership of capital stock representing more than nineteen (19%) of the outstanding shares of capital stock of the Company, on a Fully Diluted Basis, except in accordance with this Agreement.  As used in this Agreement, “Fully Diluted Basis” means, as the context requires, either (a) the aggregate number of Common Stock issued and outstanding at the relevant time, after giving effect to all then outstanding options, warrants, convertible securities or other rights to acquire Common Stock (whether or not then exercisable or exercisable at a price below the then market value of the Common Stock) of all shareowners, and/or (b) the number of Common Stock owned by a particular shareholder at the relevant time, after giving effect to all then outstanding options, warrants, convertible securities or other rights to acquire Common Stock (whether or not then exercisable or exercisable at a price below the then market value of the Common Stock) held by such shareholder.

7.2           Board of Directors.

(a)           Section 1.2 of the Stockholders Agreement is hereby amended to read in its entirety as follows:

The management of the Company and the preparation and adoption of the Company’s business plan will be vested in the Board of Directors and such officers as the Board may designate from time to time.  Subject to the management guidelines attached hereto as Exhibit A (prior to the earlier to occur of December 31, 2006, or an Investment  Event (defined below)) and the other terms of this Agreement, the day-to-day management of the Company will be at the direction of the Board of Directors.  The Board and the members appointed thereto (each a “Director”) shall be proposed by and shall serve at the direction of the Stockholders as provided for herein and in the Memorandum of Association and Articles of Association.  An “Investment Event” shall mean Company’s receipt of cash proceeds of not less than US $2,000,000 through, or as a result of, any investment in the Company or any financing, recapitalization, reorganization, or sale of capital stock of the Company (or any rights thereto).

(b)           Section 1.2(a) of the Stockholders Agreement is hereby amended to read in its entirety as follows:

The Board of Directors shall be comprised of five (5) Directors or such other number of directors as may be established in accordance with the Company’s organizational documents from time to time.  So long as the Purchaser holds of record any shares of the Series A Preferred or ordinary shares of the Company that entitle the Purchaser to vote at least fifteen percent (15%) of all the votes that may be cast in an election of directors of the Company, the Purchaser shall be entitled to nominate one (1) director for membership on the Board of Directors of the Company, and the Founders shall be entitled to nominate four (4) directors for membership on the Board of Directors of the Company.  The Purchaser and the Founders agree to vote for the nominees of each of them.  If a Founder is unable to serve or has transferred his shares of Common Stock in the manner permitted by Section 3.3(a), then the Founder’s successor in interest as holder of his Shares or his legal representative shall be entitled to nominate directors in the same manner and to the same extent as if the Founder were himself acting.

(c)           Section 1.2(b) of the Stockholders Agreement is hereby amended to read in its entirety as follows:

Subject to the Company’s Memorandum of Association and Articles of Association (as in effect on the date hereof and from time to time thereafter) and the terms and conditions of this Agreement, the Board will have the authority on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company and to comply, as deemed necessary in the Board’s sole discretion, with any and all applicable laws, regulations, orders or decrees without a vote of the Stockholders (including but not limited to opening bank or other accounts and negotiating, effecting and authorizing the purchase and sale of Shares); provided (prior to the earlier of December 31, 2006, or an Investment Event) that those matters which, under the terms of Exhibit A, are within the scope of powers and authority of the Company’s management shall remain with Company’s management unless otherwise modified by the Board as deemed necessary in its sole discretion to comply with any laws, regulations, orders or decrees as set forth in this Subsection (b).  In addition, the Board is hereby authorized to amend the terms of Exhibit A at any time after of earlier of December 31, 2006, or an Investment Event.  The Purchaser and the Founders agree to instruct their Board of Directors nominees to elect John Kean Jr. as the Chairperson of the Board, so long as he is able to serve and remains a Stockholder.  He shall preside over all Board meetings.  As used in this Agreement, “Shares” means and includes any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights and shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

7.3           Certain Actions Requiring Special Unanimous Approval.  The clause “(so long as any shares of the Series A Preferred remain outstanding)” in Section 2.1 of the Stockholders Agreement is hereby amended to read as “(except in connection with an Investment Event or after the conversion of the Series A Preferred to Common Stock as a result of such Investment Event)”.

7.4           Rights of First Refusal and Purchase Options.  From and after an Investment Event, the term “Purchaser” as used in Sections 3.4 through 3.7, inclusive, of the Stockholders Agreement shall be deemed to refer to all shareholders of the Company other than the Founders.  In addition, for purposes of Sections 3.4 through 3.7, inclusive, of the Stockholders Agreement, the purchase rights of all shareholders of the Company other than the Founders shall be pro rata in accordance with such shareholders’ respective ownership interests in the Company (or such other allocation as may be agreeable among such shareholders if any shareholder desires to purchase less than its pro rata share).

7.5           Pre-Emptive Rights.  A new Section 3.9 shall be added to the Stockholders Agreement, which shall read in its entirety as follows:

3.9           Preemptive Rights.  The Company hereby grants to Purchaser a right of first refusal to purchase its Pro Rata Share (as defined herein) of New Securities (as defined herein) that the Company may, from time to time, propose to issue and sell at any time that the Purchaser holds of record any shares of the Series A Preferred or ordinary shares of the Company that entitle the Purchaser to vote at least fifteen percent (15%) of all the votes that may be cast in an election of directors of the Company.

(a)           Notice.  If the Company proposes to undertake an issuance or sale of New Securities the Company shall give the Purchaser written notice of its intention, describing the amount and type of New Securities and the price and terms upon which the Company proposes to issue the same.  The Purchaser shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.  The closing of the purchase of the New Securities to be issued and sold to the Purchaser shall occur at the same time as the closing of the sale of New Securities not elected or eligible to be purchased by Purchaser shall occur.

(b)           Eligible Sales to Third Parties.  After giving the notice and opportunity for Purchaser to participate as required under Section 3.9(a) above, the Company shall have ninety (90) days thereafter to issue and sell the New Securities not elected nor eligible to be purchased by the Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice under Section 3.9(a).  In the event the Company has not sold such New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Purchaser in the manner provided above.

(c)           Definitions.  For purposes of this Agreement, the following terms have the following definitions:

(i)                                     “New Securities” means any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, of any type whatsoever that are, or may become, convertible into or exchangable for said shares of Common Stock and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or such preferred stock; provided, however, that for purposes hereunder, “New Securities” does not include (A) Common Stock offered to the public generally pursuant to a registration statement under the Securities Act of 1933, as amended; or (B) securities issued in connection with any stock split or stock dividend by the Company.

(ii)                                  “Pro Rata Share” means the ratio that (A) the sum of the total number of shares of Common Stock that are then held by the Purchaser, on a Fully Diluted Basis, bears to (B) the sum of the total number of shares of Common Stock then outstanding, on a Fully Diluted Basis.

7.6           Balance of Agreement.  Except as modified by this Agreement, the Stockholders Agreement shall continue in full force and effect after Closing.

8.     Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of law provisions thereof).  To the extent that any conflict may arise between the terms and conditions of this Agreement and the terms and conditions of the Company’s Memorandum of Association or Articles of Association or any other organizational document, the terms and conditions of this Agreement shall prevail.

9.     Terms Confidential.  The parties shall use reasonable commercial efforts to keep the terms, amounts and facts of this Agreement completely confidential to avoid disclosure hereafter of any information concerning this Agreement to anyone except their respective attorneys, accountants, or other professional advisors.  Notwithstanding the foregoing prohibition, (a) the parties shall not be prohibited from disclosing the terms, amounts and facts of this Agreement or this Agreement itself as may be requested by governmental entities or as may be required by law, including any Federal or state securities laws or regulations, and (b) the Company shall not be prohibited from disclosing the terms, amounts and facts of this Agreement or this Agreement itself as may be requested by any person or entity with whom the Company is engaged in discussions with concerning any investment in the Company or any financing, recapitalization, reorganization, or sale of the capital stock of Company (or any rights thereto) or all or substantially all of the assets of the Company.  The Company may inform its employees the transactions contemplated by this Agreement.

10.   Entire Agreement.  In addition to the Stockholders Agreement, the Executive Employment Agreements dated September 10, 2004, between the Company and each of the Stockholders shall remain in full force and effect.  Otherwise, this Agreement, and the other agreements, instruments, or documents executed in connection herewith or delivered at Closing, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede any other agreement with respect hereto and thereto, and there are no other or continuing agreements or understandings between IBAH, on one hand, and the Company, IBA USA, or the Stockholders, on the other hand, except as expressly recited herein or therein; provided, that, the foregoing shall not affect any agreements solely between the Company, IBA USA, and the Stockholders to the extent that the IBAH Released Parties are not affected thereby.

11.   Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

12.   Legal Advice.  Each party hereto acknowledges that such party has had the advice of independent counsel selected by such party in connection with the terms of this Agreement and the other agreements executed in connection herewith, and that no offer, promise, inducement or consideration of any kind or degree, except as expressly stated in this Agreement, has been provided or promised to such party by any other party or person in connection with such party’s entry into this Agreement and the other agreements executed in connection herewith.

13.   Severability.  Should any provision of this Agreement be declared and/or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby.

14.   Expenses.  Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its agents and representatives.  If any party hereto is institutes a Proceeding to enforce such party’s rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys’ fees, in connection with any such action.

15.   Further Assurances.  At any time and from time to time, upon the reasonable of a party hereto, each other party hereto shall promptly execute and deliver all such further agreements, documents, and instruments and take such further action as may be necessary or appropriate to carry out the provisions and purposes of this Agreement or any other agreement executed in connection herewith.

16.   Miscellaneous.  This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and signed by each of the parties hereto.  The failure of any party to insist upon the strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or any other provision.

17.   Notices.  Any notices required to be given pursuant to the provisions hereof shall be given in writing to the parties below by certified mail, return receipt requested, or electronically confirmed facsimile transmission as follows:

If to the Company or IBA USA:

35 Mill Street, P.O. Box 444
Bernardsville, NJ  07924
Attention: John Kean, Jr. & Stanley J. Brownell
Fax:  (908) 766-5912

If to IBAH:

c/o Harken Energy Corporation
180 State Street
Southlake, Texas 76092
Attention: Mikel D. Faulkner, President
Fax:  (817) 288-0971

If to John Kean, Jr.:

40 Mountain Top Road
Bernardsville, NJ   07924
Fax:  (908) 766-5912

                If to Stanley J. Brownell:

P.O. Box 314
18 Old Turnpike Road
Oldwich, NJ  08858
Fax:  (908) 766-5912

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and entered into as of the day and year first above written.

International Business Associates Holding Co.,
Ltd., a British Virgin Islands company

By:	/s/ Mikel D. Faulkner
Mikel D. Faulkner, President
and Chief Executive Officer

International Business Associates, Ltd.,
an exempt Turks and Caicos company

By:	/s/ John Kean, Jr.
John Kean, Jr., Chief Executive Officer

International Business Associates (USA), Inc.,
a Delaware corporation

By:	/s/ John Kean, Jr.
Name:	John Kean, Jr.
Title:	President & CEO

/s/ John Kean, Jr.
John Kean, Jr. , individually

/s/ Stanley J. Brownell
Stanley J. Brownell, individually

Harken hereby executes this agreement for the sole purpose of agreeing to be bound by the provisions of Section 2.1 of this Agreement.

Harken Energy Corporation

By:	/s/ Mikel D. Faulkner
Mikel D. Faulkner, President

ATTACHMENT A

CERTAIN DEFINED TERMS

Capitalized terms used in the foregoing agreement but not otherwise defined therein shall have the following meanings:

“Common Stock” means the Company’s ordinary stock, US$1.00 par value per share.

“Governmental Body” means any: nation, state, county, city, town, borough, village, district or other jurisdiction; federal, state, local, municipal, foreign or other government; governmental or quasi-governmental body of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); multinational organization or body; body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or official of any of the foregoing.

“Harken” means Harken Energy Corporation, a corporation with offices at 180 State Street, Southlake, TX 76092.

“IBA USA Common Stock” means the IBA USA’s common stock, US$0.01 par value per share.

“Including,” “includes” and “include” mean, respectively, “including, without limitation,” “includes, without limitation” and “include, without limitation.”

“Preferred Shares” means collectively the Company’s Series A Redeemable Preferred Shares, par value US$.01 per share.

“Proceedings” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Redeemed Securities” means collectively 7,500 Preferred Shares, the Warrant, and 24 shares of Common Stock, US$0.01 par value per share, of IBA USA.

“Redemption” means collectively the acquisition of the Redeemed Securities by the Company and by IBA USA.

“Stockholders Agreement” means the Stockholders Agreement dated September 10, 2004, among the Company, the Stockholders and IBAH.

“Warrant” means that certain Ordinary Share Purchase Warrant issued September 10, 2004, to purchase 24 shares of Common Stock.

ATTACHMENT B

FORM OF

CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

                This Confidentiality and Nondisclosure Agreement (“Agreement”) is made and entered into as of January 31, 2006, by and among International Business Associates Holding Co., Ltd., a British Virgin Islands company, International Business Associates (USA), Inc., a Delaware corporation, International Business Associates, Ltd., an exempt Turks and Caicos company (collectively referred to herein as the “Parties” and individually as a “Party”).

                WHEREAS, the Parties have recently had or will have business relationships with respect to business opportunities involving natural gas trading and other related activities in Eastern Europe and the United States.  Each of the foregoing items being referred to herein individually as a “Project” and collectively as the “Projects.”  As a result of such discussions, it is deemed desirable by each Party or its Affiliates to disclose certain information to the other Party or its Affiliates; and

                WHEREAS, it is a condition to the disclosure of such information that the Parties enter into this Agreement to evidence the Parties’ undertakings and agreement with respect to the treatment as confidential, and the control and use of, information that may be furnished to the Parties;

                NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                1.             Defined Terms.  As used in this Agreement each of the following terms shall have the meanings assigned to such term as set forth below:

                                1.1.          “Affiliate” means any Person that directly or indirectly (through one or more intermediaries) controls or is controlled by or is under common control with the relevant Person specified herein.

                                1.2.          “Confidential Information” means (a) all information, whether of a business , technical, engineering, economic or other nature and regardless of the form in which it is communicated or maintained, relating to a party (the “Disclosing Party”), its Affiliates and/or the Projects that is provided to the other Party (the “Receiving Party”) or any of its Representatives by the Disclosing Party or any of its Representatives, (b) all sketches, drawings, reports, analysis, compilations, studies and notes containing or reflecting all information described in 1.2(a), regardless of who prepares such materials, (c) the fact that the Confidential information has been made available to or is being inspected or evaluated by the Receiving Party, and (d) the fact that such discussions and negotiations are taking place concerning a Project or Projects or other related transactions between the Parties, except that Confidential Information shall not include:

(i)            information which was already in the receiving Party’s or its Representatives’ possession on a non-confidential basis prior to disclosure hereunder;

(ii)           information which prior to disclosure was already in the public domain, or which after disclosure entered the public domain other than by a breach of this Agreement by the Receiving Party or any of its Representatives; and

(iii)          information which was received from a third party which the Receiving Party reasonably believes was not an is not violating an obligation of confidentiality to the Disclosing Party or its Affiliates; provide that use or disclosure by the Receiving Party of information which the Receiving Party obtains in the manner described by this Section 1.2(iii) does not violate any of the terms under which it was disclosed by said third party.

                                1.3.          “Person” means any natural person, corporation, company, partnership, limited liability company, joint venture, trust, organization, association, sole proprietorship or other entity.

                                1.4.          “Representatives” means the directors, officers, employees, partners, managers, agents, representatives, advisors, consultants, or contractors of the person specified or of its Affiliates.

                2.             Restrictions on Disclosure and Use of Confidential Information.

                                2.1.          The Receiving Party Agrees to, and to cause its Representatives to, treat all Confidential Information as confidential and secret and comply with the terms and conditions contained herein.  The Receiving Party shall not, and shall not permit its Representatives to, disclose Confidential Information to any person (except as set forth in this Section 2), without the prior written consent of the Disclosing Party.

                                2.2.          Without the prior written consent of the Disclosing Party, the Receiving Party shall not, and shall not permit its Representatives to, make any use whatsoever of the Confidential Information other than as may be necessary to evaluate the possible joint development of a Project or Projects.  Without limiting the generality of the foregoing, the Receiving Party shall not, and shall not permit its Representatives to, use the Confidential Information for its own business or benefit or for other than for the specific purpose set forth in this Agreement during the term hereof.

                                2.3.          Except as set forth in Section 2.4, the Receiving Party shall only disclose Confidential Information to its Representatives who need to know the contents of the Confidential Information for the purpose of evaluating and pursuing the Projects and Persons chosen by the Receiving Party as potential lenders or investors in the Projects or other Persons that are concerned with the Projects and whose knowledge of such Confidential Information is necessary or advisable for such purpose.  Each such Person receiving Confidential Information from the Receiving Party shall have the same obligations with respect too such Confidential Information as the Receiving Party hereunder, and the Receiving Party shall so instruct each such Person receiving Confidential Information and shall use all reasonable efforts to prevent and prosecute unauthorized use or disclose of Confidential Information by such Persons.  The Receiving Party shall be liable to the Disclosing Party for any breach of such obligations by any such Persons.

                                2.4.          If the Receiving Party or any of its Representatives is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas or similar process) in connection with any proceeding to disclose or otherwise becomes legally compelled to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice and reasonable assistance (subject to reimbursement by the Disclosing Party of all reasonable and out of pocket expenses incurred by the Receiving Party in providing such assistance) so as to enable the Disclosing Party to seek a protective order or other appropriate remedy or waive compliance with this Agreement.  If such a protective order or other remedy is not obtained, or if the Disclosing Party waives compliance with this Agreement, the Receiving Party (or such other Persons to which such request is directed) may disclose Confidential Information, but only such Confidential Information as it is legally required to disclose to avoid contempt or other penalty in the reasonable opinion of counsel to the Receiving Party, and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information disclosed.

                3.             Safekeeping and Return of Confidential Information.

                                3.1.          The Receiving Party shall take all reasonable steps to prevent the unauthorized use, distribution or reproduction of all copies of written materials relating to or containing any party of Confidential Information, including all sketches, drawings, reports, analysis, compilations, studies and notes, and all copies, reproductions, reprints and translations thereof.  The Receiving Party shall not, and shall not permit its Representatives to, directly or indirectly, duplicate or otherwise produce, in whole or in part, such Confidential Information in any manner inconsistent with the terms hereof.

                                3.2.          The Receiving Party shall return to the Disclosing Party, within ten (10) days after receipt of such a request by the Disclosing Party, all materials containing or reflecting Confidential Information that are in the possession of the Receiving Party and its Representatives, without retaining copies, except to the extent prohibited or required by applicable law in the reasonable opinion of counsel to the Receiving Party and except in the case of reports, analysis, compilations, studies, notes or other documents or records prepared by the Receiving Party which contain or otherwise reflect or are generated from Confidential Information, the Receiving Party may retain copies, but shall keep such copies confidential in accordance with this Agreement.  Notwithstanding the return of such materials, the receiving Party and its Representatives shall continue to be bound by the obligations of confidentiality and other obligations hereunder.

                4.             Notice.  Any notices required to be given pursuant to the provisions hereof shall be given in writing to the parties below by certified mail, return receipt requested, or electronically confirmed facsimile transmission as follows:

If to the International Business Associates, Ltd. or International Business Associates (USA), Inc.:

35 Mill Street, P.O. Box 444
Bernardsville, NJ  07924
Attention: John Kean, Jr. & Stanley J. Brownell
Fax:  (908) 766-5912

If to International Business Associates Holding Co.:

c/o Harken Energy Corporation
180 State Street
Southlake, Texas 76092
Attention: Mikel D. Faulkner, President
Fax:  (817) 288-0971

                5.             Term.      This Agreement and the obligations of confidentiality undertaken hereby shall terminate and be of no further force and effect after one (1) year from the date of this Agreement.

                6.             No Waiver; Amendments.  No failure or delay by the Disclosing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.  Any modification of and amendment to this Agreement and any waiver of any provision of this Agreement must be in writing signed by the Parties.

                7.             Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York, USA without reference to the conflict of laws or principles thereof.

                8.             Severability.          If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                9.             Remedies.  It is agreed that each Party shall be entitled to relief both at law and in equity, including, but not limited to injunctive relief and specific performance, in the event of any breach or anticipated breach of this Agreement, without proof of any actual or special damages provided that in no event will a party or its Representatives be liable for punitive or exemplary damages.

                10.           Successors and Assigns.  Neither Party may assign this Agreement or any of its rights hereunder except with the prior written consent of the other Party and except that either Party may, without the consent of the other Party, but with written notice to the other Party, assign this Agreement and the rights hereunder to any of its Affiliates that own or propose to acquire an interest in the Project provided that the assigning Party shall continue to be bound by its obligations as a Receiving Party with respect to the Confidential Information of a Disclosing Party in accordance with this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

                11.           No Obligation or Joint Venture.  The Parties agree that unless and until a definitive agreement has been executed and delivered, no contract or agreement providing for a business relationship between the Parties shall be deemed to exist between the Parties, and neither Party will be under any legal obligation of any kind whatsoever with respect to such relationship by virtue of this Agreement or any written or oral expression thereof, except, in the case of this Agreement, for the matters specifically agreed to herein.  For purposes of this Agreement, the term “definitive agreement” does not include an executed letter of intent or any other preliminary written agreement or offer, unless specifically so designated in writing and executed by both Parties.  This Agreement does not obligate either Party to deal exclusively with the Other Party.

                12.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Any executed counterpart transmitted by facsimile or similar transmission by any Party shall be deemed an original and shall be binding upon such Party.

                13.           No Warranty.  The Parties hereby acknowledge that neither Party, nor any of its representatives, agents, affiliates or assigns makes any representations or warranties whatsoever concerning the accuracy, completeness or correctness of the Confidential Information supplied hereunder, nor must such representation or warranty be implied.

                14.           Entire Agreement.  This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written.

                IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

International Business Associates Holding Co.,
Ltd., a British Virgin Islands company

By:	/s/ Mikel D. Faulkner
Mikel D. Faulkner, President
and Chief Executive Officer

International Business Associates, Ltd.,
an exempt Turks and Caicos company

By:	/s/ John Kean, Jr.
John Kean, Jr., Chief Executive Officer

International Business Associates (USA), Inc.,
a Delaware corporation

By:	/s/ John Kean, Jr.
Name:	John Kean, Jr.
Title:	President & CEO